Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO BROADCAST 2011 SECOND QUARTER CONFERENCE
CALL LIVE ON THE INTERNET
NASHVILLE, Tenn. (July 7, 2011) — AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2011 second quarter earnings release conference call. The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Thursday, July 21, 2011. The on-line replay will follow shortly after the call and continue for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At March 31, 2011, AmSurg owned a majority interest in 203 continuing centers in operation and had one center under development.
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